UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington		98021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 487-9500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

“At the Market” Equity Offering Program

From April 1, 2014 through the date of this Current Report on Form 8-K, OncoGenex Pharmaceuticals, Inc. (the “Company”) has offered and sold 809,214 shares of its common stock pursuant to its At-the-Market Issuance Sales Agreement with MLV & Co. LLC. These sales resulted in net proceeds to the Company of approximately $2.9 million. Prior to these sales, the Company had not made any sales under this “at the market” equity offering program, and, as the date of this Current Report on Form 8-K, shares of the Company’s common stock having an aggregate value of approximately $22.0 million remained available for sale under this offering program.

Based on the Company’s current expectations and operating plans, and before giving effect to the receipt of net proceeds from its proposed offering of securities, the Company believes that its cash, cash equivalents, short-term investments and receivables from its collaboration arrangement with Teva will be sufficient to fund its current planned operations into the third quarter of 2015.

Borealis 1Phase 2 Trial

The Company’s Borealis 1 Phase 2 trial in first-line metastatic bladder cancer was fully enrolled in July 2013. As a result of death events occurring more slowly than previously expected, the anticipated timing of the pre-specified number of events is currently projected to occur in the fourth quarter of 2014. These survival results are expected to be announced in the first quarter of 2015. No conclusion regarding the possible outcome of the trial can or should be drawn from the fact that death events have occurred more slowly than expected.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the Company’s intention to conduct an offering of securities, the use and adequacy of its cash resources and its clinical trial developments. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the ability to manage successfully and complete the proposed offering of securities, the success of the Company’s clinical trial activities, the general economic and market conditions and the factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: June 26, 2014	/s/ Scott Cormack
Scott Cormack President and Chief Executive Officer

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